Exhibit 10(i)(iii)


        AMENDMENT 3 TO THE LIZ CLAIBORNE, INC. 2002 STOCK INCENTIVE PLAN

         Pursuant to Section 3.1(a) of the Liz Claiborne, Inc. 2002 Stock Incentive Plan (the "Plan"), the Plan is hereby amended effective as of the date set forth below in the following respects:

1. Section 3.15(b) of the Plan is hereby amended and restated to read in its entirety as follows: "Termination of Plan. Unless sooner terminated by the Board or pursuant to paragraph (a) above, the provisions of the Plan will terminate on March 14, 2012. All awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Grant certificates."



IN WITNESS WHEREOF, Liz Claiborne, Inc. has caused this instrument to be executed by its duly authorized officer as of the 4th day of March 2004.

LIZ CLAIBORNE, INC.

By:  /s/ Nicholas Rubino
    -----------------------------------
Name: Nicholas Rubino
      ---------------------------------
Title:  Vice President - Deputy General Counsel
        and Secretary